Exhibit 99

News Release

For IMMEDIATE Release Contact: Mike Kelly INTERMET Corporation 248-952-2500

INTERMET PERMANENTLY CLOSES ITS IRONTON FOUNDRY

TROY, Mich., April 3, 2000 – INTERMET Corporation (Nasdaq: INMT) today announced that it has permanently closed its Ironton Foundry located in Ironton, Ohio. The plant was shut down on Friday, March 31, 2000. INTERMET announced in December 1999 that it would close the plant during the first quarter of 2000.

Michael J. Ryan, INTERMET’s Executive Vice President of Operations, said, “It is never an easy decision to close a manufacturing operation, but we always have a responsibility to our shareholders to do what we think is best for the future of the company.”

With headquarters in Troy, Michigan, INTERMET Corporation is a full-service supplier of powertrain, chassis/suspension and structural components to the worldwide automotive industry. INTERMET also manufactures cranes and specialty service vehicles. The company has more than 8,000 employees at facilities located in North America and Europe. More information about the company is available on the Internet at www.intermet.com.

###

4